Exhibit 99.1

KILROY REALTY CORPORATION

Q2 2020 Supplemental Financial Report

333 Dexter
(South Lake Union, Seattle)

9455 Towne Center Drive
(University Towne Center, San Diego)

Kilroy Oyster Point
(South San Francisco)

On Vine Mixed-Use Project
(Los Angeles)

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

This Supplemental Financial Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s quarterly report on Form 10-Q for the period ending June 30, 2020 to be filed on July 30, 2020 and in its annual report on Form 10-K for the year ended December 31, 2019, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the West Coast’s premier landlords. The Company has over seven decades of experience developing, acquiring and managing office and mixed-use real estate assets. At June 30, 2020, the Company’s stabilized portfolio totaled approximately 14.3 million square feet of primarily office and life science space that was 92.3% occupied and 96.0% leased located in the coastal regions of Los Angeles, San Diego, the San Francisco Bay Area and Greater Seattle and 200 residential units located in the Hollywood submarket of Los Angeles.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, PhD	Lead Independent	Robert Paratte	Executive VP, Leasing and Business Development
Jolie Hunt		Tyler H. Rose	Executive VP and CFO
Scott S. Ingraham		Heidi R. Roth	Executive VP and Chief Administrative Officer
Gary R. Stevenson		Justin W. Smart	Executive VP, Development and Construction Services
Peter B. Stoneberg

Equity Research Coverage

BofA Securities		Jefferies LLC
James Feldman	(646) 855-5808	Peter Abramowitz	(212) 336-7241
BMO Capital Markets Corp.		J.P. Morgan
John P. Kim	(212) 885-4115	Anthony Paolone	(212) 622-6682
BTIG		KeyBanc Capital Markets
Thomas Catherwood	(212) 738-6140	Craig Mailman	(917) 368-2316
Citigroup Investment Research		Mizuho Securities USA LLC
Michael Bilerman	(212) 816-1383	Omotayo Okusanya	(646) 949-9672
Deutsche Bank Securities, Inc.		RBC Capital Markets
Derek Johnston	(210) 250-5683	Mike Carroll	(440) 715-2649
Evercore ISI		Robert W. Baird & Co.
Steve Sakwa	(212) 446-9462	David B. Rodgers	(216) 737-7341
Goldman Sachs & Co. LLC		Scotiabank
Richard Skidmore	(801) 741-5459	Nicholas Yulico	(212) 225-6904
Green Street Advisors		Wells Fargo
Daniel Ismail	(949) 640-8780	Blaine Heck	(443) 263-6529

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• Net income available to common stockholders per share of $0.17, including $0.17 per	• Stabilized portfolio was 92.3% occupied and 96.0% leased at quarter-end share of severance costs and $0.05 per share of reversals of revenue related to the
creditworthiness of certain tenants primarily as a result of the COVID-19 pandemic	• 345,231 square feet of leases commenced in the stabilized portfolio

• FFO per share of $0.78, including $0.17 per share of severance costs and $0.05 per share	• 286,477 square feet of leases executed in the stabilized portfolio of reversals of revenue related to the creditworthiness of certain tenants as a result of the
COVID-19 pandemic	- GAAP rents increased approximately 30.0% from prior levels

• Revenues of $219.4 million, net of $5.9 million of reversals of revenue as noted above	- Cash rents increased approximately 10.7% from prior levels

• Same Store GAAP NOI decreased 1.3% compared to the prior year	• Collected 95% of contractual second quarter rent billings across all property types, including 98% from office and 100% from all of our top 15 tenants. Excluding rent relief
• Same Store Cash NOI increased 10.9% compared to the prior year	provided to certain tenants, collected 97% across all property types, including 98% from office

• The collection rate for July across all property types was 95%, including 97% from office and 100% from all of our top 15 tenants, as of the date of this report. Excluding rent relief provided to certain tenants, collected 96% across all property types, including
97% from office

Capital Markets Highlights	Strategic Highlights

• In April, completed a private placement of $350.0 million aggregate principal amount of	• In June, commenced GAAP revenue recognition on the first phase of 333 Dexter, which
ten-year, 4.27% unsecured senior notes due 2031	represents approximately 49% of the 635,000 square foot development project located in
Seattle’s South Lake Union submarket. The project is 100% leased to a Fortune 50
• As of the date of this report, approximately $1.3 billion of total liquidity comprised of	publicly-traded company
$560.0 million of unrestricted cash on hand and full availability under the $750.0
million unsecured revolving credit facility	• In June, commenced GAAP revenue recognition on 22,000 square feet at the office component of our 285,000 square foot One Paseo mixed-use project in the Del Mar submarket of San Diego. In July, commenced GAAP revenue recognition on an additional 36,000 square feet, bringing the total GAAP revenue recognition commenced on this project to approximately 20% as of the date of this report

• In July, completed construction on 146 residential units, the final phase of the residential development at our One Paseo mixed-use project in the Del Mar submarket of San Diego.
The residential development is 38% leased and in lease-up

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 32-33 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	6/30/2020 (1)	3/31/2020 (1)	12/31/2019 (1)	9/30/2019	6/30/2019 (1)
INCOME ITEMS:
Revenues	$219,423	$221,328	$220,235	$215,525	$200,492
Lease Termination Fees, net	867	60	—	—	1,824
Net Operating Income (2)	157,410	157,826	154,679	152,170	141,916
Capitalized Interest and Debt Costs	20,516	21,418	20,339	20,585	20,880
Net Income Available to Common Stockholders	19,618	39,817	72,500	43,846	42,194
EBITDA, as adjusted (2) (3)	120,321	134,232	131,734	129,163	120,025
Funds From Operations (3) (4)	93,089	110,173	109,518	109,243	99,905
Net Income Available to Common Stockholders per common share – diluted (5)	$0.17	$0.37	$0.67	$0.41	$0.41
Funds From Operations per common share – diluted (3) (4)	$0.78	$1.00	$1.00	$1.01	$0.95
LIQUIDITY ITEMS:
Funds Available for Distribution (4)	$68,459	$84,899	$65,443	$65,078	$52,369
Dividends per common share (5)	$0.485	$0.485	$0.485	$0.485	$0.485
RATIOS:
Net Operating Income Margins	71.7%	71.3%	70.2%	70.6%	70.8%
Fixed Charge Coverage Ratio	3.5x	3.9x	4.0x	4.2x	3.9x
FFO Payout Ratio	61.0%	51.5%	47.8%	48.0%	50.0%
FAD Payout Ratio	83.0%	66.9%	80.1%	80.5%	95.4%
ASSETS:
Real Estate Held for Investment before Depreciation	$9,945,221	$9,822,116	$9,628,773	$8,977,843	$8,824,558
Total Assets	9,658,665	9,735,147	8,900,094	8,623,815	8,094,721
CAPITALIZATION: (6)
Total Debt	$3,681,958	$3,713,236	$3,579,502	$3,334,967	$3,210,427
Total Common Equity and Noncontrolling Interests in the Operating Partnership	6,874,423	7,458,583	9,064,520	8,414,862	7,602,085
Total Market Capitalization	10,556,381	11,171,819	12,644,022	11,749,829	10,812,512
Total Debt / Total Market Capitalization	34.9%	33.2%	28.3%	28.4%	29.7%

______________________________________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 32-33 “Definitions Included in Supplemental.”

(1)
Net Income Available to Common Stockholders includes $19.7 million of severance costs for the three months ended June 30, 2020, reversals of revenue of $5.9 million and $6.5 million related to the creditworthiness of certain tenants primarily as a result of the COVID-19 pandemic for the three months ended June 30, 2020 and March 31, 2020, respectively, and $29.6 million and $7.2 million of gains on sale of depreciable operating properties for the three months ended December 31, 2019 and June 30, 2019, respectively.

(2)
Please refer to pages 34-35 for reconciliations of GAAP Net Income Available to Common Stockholders to Net Operating Income and EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.

(3)
EBITDA, as adjusted, and Funds From Operations include $19.7 million of severance costs for the three months ended June 30, 2020 and reversals of revenue of $5.9 million and $6.5 million related to the creditworthiness of tenants primarily as a result of the COVID-19 pandemic for the three months ended June 30, 2020 and March 31, 2020, respectively.

(4)
Please refer to page 7 for reconciliations of GAAP Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 8 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.

(5)	Reported amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(6)	Please refer to page 26 for additional information regarding our capital structure.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019

High Price	$68.88	$88.28	$84.50	$80.06	$78.36
Low Price	$51.49	$49.01	$76.35	$74.25	$72.87
Closing Price	$58.70	$63.70	$83.90	$77.89	$73.81

Dividends per share – annualized	$1.94	$1.94	$1.94	$1.94	$1.94

Closing common shares (in 000’s) (1)	115,177	115,068	106,016	106,012	100,972
Closing common partnership units (in 000’s) (1)	1,935	2,021	2,023	2,023	2,023
	117,112	117,089	108,039	108,035	102,995

________________________

(1)	As of the end of the period.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
ASSETS:
Land and improvements	$1,546,209	$1,506,357	$1,466,166	$1,315,448	$1,284,582
Buildings and improvements	6,289,816	5,997,523	5,866,477	5,770,226	5,712,448
Undeveloped land and construction in progress	2,109,196	2,318,236	2,296,130	1,892,169	1,827,528
Total real estate assets held for investment	9,945,221	9,822,116	9,628,773	8,977,843	8,824,558
Accumulated depreciation and amortization	(1,684,837)	(1,622,369)	(1,561,361)	(1,505,785)	(1,480,766)
Total real estate assets held for investment, net	8,260,384	8,199,747	8,067,412	7,472,058	7,343,792
Real estate assets and other assets held for sale, net	—	—	—	77,751	—
Cash and cash equivalents	605,012	762,134	60,044	297,620	52,415
Restricted cash	16,300	16,300	16,300	6,300	6,300
Marketable securities	23,175	19,984	27,098	26,188	25,203
Current receivables, net	20,925	16,534	26,489	34,116	27,563
Deferred rent receivables, net	358,914	352,352	337,937	314,812	297,358
Deferred leasing costs and acquisition-related intangible assets, net	209,637	204,392	212,805	202,063	203,451
Right of use ground lease assets	95,940	96,145	96,348	83,200	82,647
Prepaid expenses and other assets, net	68,378	67,559	55,661	109,707	55,992
TOTAL ASSETS	$9,658,665	$9,735,147	$8,900,094	$8,623,815	$8,094,721
LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$256,113	$257,359	$258,593	$259,027	$259,455
Unsecured debt, net	3,399,105	3,050,103	3,049,185	3,048,209	2,553,651
Unsecured line of credit	—	380,000	245,000	—	375,000
Accounts payable, accrued expenses and other liabilities	401,378	417,547	418,848	439,081	385,567
Ground lease liabilities	98,093	98,247	98,400	87,617	87,082
Accrued dividends and distributions	57,600	57,620	53,219	53,205	50,800
Deferred revenue and acquisition-related intangible liabilities, net	129,264	130,843	139,488	134,828	136,266
Rents received in advance and tenant security deposits	63,523	65,913	66,503	57,428	59,997
Liabilities and deferred revenue of real estate assets held for sale	—	—	—	4,911	—
Total liabilities	4,405,076	4,457,632	4,329,236	4,084,306	3,907,818
Equity:
Stockholders’ Equity
Common stock	1,152	1,151	1,060	1,060	1,010
Additional paid-in capital	5,084,362	5,067,181	4,350,917	4,342,296	3,984,867
Distributions in excess of earnings	(113,223)	(76,182)	(58,467)	(78,707)	(70,345)
Total stockholders’ equity	4,972,291	4,992,150	4,293,510	4,264,649	3,915,532
Noncontrolling Interests
Common units of the Operating Partnership	83,502	87,655	81,917	81,393	78,463
Noncontrolling interests in consolidated property partnerships	197,796	197,710	195,431	193,467	192,908
Total noncontrolling interests	281,298	285,365	277,348	274,860	271,371
Total equity	5,253,589	5,277,515	4,570,858	4,539,509	4,186,903
TOTAL LIABILITIES AND EQUITY	$9,658,665	$9,735,147	$8,900,094	$8,623,815	$8,094,721

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
REVENUES
Rental income (1)	$218,356	$197,629	$436,989	$397,011
Other property income	1,067	2,863	3,762	4,683
Total revenues	219,423	200,492	440,751	401,694
EXPENSES
Property expenses	37,829	38,536	76,812	76,685
Real estate taxes	21,854	17,926	44,056	36,565
Ground leases	2,330	2,114	4,647	4,086
General and administrative expenses (2)	38,597	19,857	57,607	43,198
Leasing costs	1,330	2,650	2,786	4,407
Depreciation and amortization	80,085	68,252	154,455	134,387
Total expenses	182,025	149,335	340,363	299,328
OTHER (EXPENSES) INCOME
Interest income and other net investment (loss) gain	2,838	616	(290)	2,444
Interest expense	(15,884)	(11,727)	(30,328)	(22,970)
Gains on sales of depreciable operating properties	—	7,169	—	7,169
Total other (expenses) income	(13,046)	(3,942)	(30,618)	(13,357)
NET INCOME	24,352	47,215	69,770	89,009
Net income attributable to noncontrolling common units of the Operating Partnership	(367)	(871)	(1,072)	(1,571)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,367)	(4,150)	(9,263)	(8,341)
Total income attributable to noncontrolling interests	(4,734)	(5,021)	(10,335)	(9,912)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$19,618	$42,194	$59,435	$79,097
Weighted average common shares outstanding – basic	115,085	100,972	110,980	100,937
Weighted average common shares outstanding – diluted	115,540	101,810	111,465	101,619
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.17	$0.41	$0.53	$0.77
Net income available to common stockholders per share – diluted	$0.17	$0.41	$0.52	$0.77

________________________

(1)
Rental income is presented net of reversals of revenue related to the creditworthiness of tenants. For the three and six months ended June 30, 2020, rental income include reversals of revenue of $5.9 million and $12.4 million, respectively, for certain tenants primarily as a result of the COVID-19 pandemic.

(2)	Includes $19.7 million and $20.3 million of severance costs for the three and six months ended June 30, 2020, respectively.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$19,618	$42,194	$59,435	$79,097
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	367	871	1,072	1,571
Net income attributable to noncontrolling interests in consolidated property partnerships	4,367	4,150	9,263	8,341
Depreciation and amortization of real estate assets	75,981	67,011	148,419	131,982
Gains on sales of depreciable real estate	—	(7,169)	—	(7,169)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,244)	(7,152)	(14,927)	(14,105)
Funds From Operations (1)(2)	$93,089	$99,905	$203,262	$199,717
Weighted average common shares/units outstanding – basic (3)	118,218	104,115	114,125	104,088
Weighted average common shares/units outstanding – diluted (4)	118,673	104,952	114,609	104,770
FFO per common share/unit – basic (1)	$0.79	$0.96	$1.78	$1.92
FFO per common share/unit – diluted (1)	$0.78	$0.95	$1.77	$1.91
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (1)(2)	$93,089	$99,905	$203,262	$199,717
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(22,366)	(33,433)	(39,429)	(55,016)
Amortization of deferred revenue related to tenant-funded tenant improvements (2)(5)	(8,019)	(4,364)	(13,021)	(8,181)
Net effect of straight-line rents	(6,562)	(16,947)	(20,977)	(33,458)
Amortization of net below market rents (6)	(1,914)	(2,321)	(4,500)	(4,415)
Amortization of deferred financing costs and net debt discount/premium	571	582	1,076	717
Non-cash executive compensation expense (7)	11,895	7,244	19,054	14,828
Lease related adjustments, leasing costs and other (8)	1,564	(1,878)	5,025	(1,843)
Adjustments attributable to noncontrolling interests in consolidated property partnerships	201	3,581	2,868	5,954
Funds Available for Distribution (1)	$68,459	$52,369	$153,358	$118,303

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(1)
See page 31 for Management Statements on Funds From Operations and Funds Available for Distribution. Reported per common share/unit amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(2)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $8.0 million and $4.4 million for the three months ended June 30, 2020 and 2019, respectively, and $13.0 million and $8.2 million for the six months ended June 30, 2020 and 2019, respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(3)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(4)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.

(5)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(6)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(7)
Includes non-cash amortization of share-based compensation and accrued potential future executive retirement benefits. Includes $4.1 million and $4.3 million of accelerated non-cash amortization of share-based compensation related to severance costs for the three and six months ended June 30, 2020, respectively.

(8)	Includes other cash and non-cash adjustments attributable to lease-related matters including GAAP revenue recognition timing differences, leasing costs and other.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP Net Cash Provided by Operating Activities	$101,082	$65,870	$224,022	$165,660
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(22,366)	(33,433)	(39,429)	(55,016)
Depreciation of non-real estate furniture, fixtures and equipment	(4,104)	(1,241)	(6,036)	(2,405)
Net changes in operating assets and liabilities (1)	2,431	24,965	(11,151)	19,003
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(7,043)	(3,571)	(12,059)	(8,151)
Cash adjustments related to investing and financing activities	(1,541)	(221)	(1,989)	(788)

Funds Available for Distribution(2)	$68,459	$52,369	$153,358	$118,303

_______________________

(1)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.

(2)	Please refer to page 31 for a Management Statement on Funds Available for Distribution.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Net Operating Income (1)
(unaudited, $ in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Operating Revenues:
Rental income (2)(3)	$188,604	$173,065	9.0%	$375,619	$344,947	8.9%
Tenant reimbursements (3)	29,752	24,564	21.1%	61,370	52,064	17.9%
Other property income	1,067	2,863	(62.7)%	3,762	4,683	(19.7)%
Total operating revenues	219,423	200,492	9.4%	440,751	401,694	9.7%
Operating Expenses:
Property expenses	37,829	38,536	(1.8)%	76,812	76,685	0.2%
Real estate taxes	21,854	17,926	21.9%	44,056	36,565	20.5%
Ground leases	2,330	2,114	10.2%	4,647	4,086	13.7%
Total operating expenses	62,013	58,576	5.9%	125,515	117,336	7.0%
Net Operating Income	$157,410	$141,916	10.9%	$315,236	$284,358	10.9%

________________________

(1)	Please refer to page 29 for Management Statements on Net Operating Income and page 34 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating Income.

(2)
Rental income is presented net of reversals in revenue related to the creditworthiness of certain tenants. For the three and six months ended June 30, 2020, rental income includes reversals of revenue of $5.9 million and $12.4 million, respectively, as a result of the COVID-19 pandemic.

(3)	Revenue from tenant reimbursements is included in rental income on our consolidated statements of operations.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Total Same Store Portfolio
Office Portfolio
Number of properties	92	92		92	92
Square Feet	12,935,383	12,935,383		12,935,383	12,935,383
Percent of Stabilized Portfolio	90.3%	95.5%		90.3%	95.5%
Average Occupancy	92.5%	93.9%		93.1%	93.6%

Operating Revenues:
Rental income (2)(3)	$160,631	$162,416	(1.1)%	$323,582	$325,878	(0.7)%
Tenant reimbursements (2)	21,692	23,295	(6.9)%	45,155	48,275	(6.5)%
Other property income	922	2,291	(59.8)%	3,102	4,002	(22.5)%
Total operating revenues	183,245	188,002	(2.5)%	371,839	378,155	(1.7)%
Operating Expenses:
Property expenses	32,936	36,154	(8.9)%	67,693	72,449	(6.6)%
Real estate taxes	17,214	17,067	0.9%	34,460	34,177	0.8%
Ground leases	2,121	2,114	0.3%	4,230	4,086	3.5%
Total operating expenses	52,271	55,335	(5.5)%	106,383	110,712	(3.9)%
GAAP Net Operating Income	$130,974	$132,667	(1.3)%	$265,456	$267,443	(0.7)%

Same Store Analysis (Cash Basis) (4)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Total operating revenues	$175,792	$166,703	5.5%	$359,017	$334,425	7.4%
Total operating expenses	52,288	55,364	(5.6)%	106,417	110,745	(3.9)%
Cash Net Operating Income	$123,504	$111,339	10.9%	$252,600	$223,680	12.9%

________________________

(1)
Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2019 and still owned and included in the stabilized portfolio as of June 30, 2020. Same Store includes 100% of consolidated property partnerships as well as the residential tower at Columbia Square.

(2)	Revenue from tenant reimbursements is included in rental income on our consolidated statements of operations.

(3)
Rental income is presented net of reversals of revenue related to the creditworthiness of tenants. For the three and six months ended June 30, 2020, rental income includes reversals of revenue of $3.9 million and $9.8 million, respectively, primarily as a result of the COVID-19 pandemic. For the three months and six months ended June 30, 2019, rental income includes reversals of revenue of $0.2 million and recovery of provision for bad debts of $3.0 million, respectively.

(4)	Please refer to page 34 for a reconciliation of GAAP Net Income Available to Common Stockholders to Same Store GAAP Net Operating Income and Same Store Cash Net Operating Income.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
STABILIZED OFFICE PORTFOLIO (1)	Buildings	YTD NOI %	SF %	Total SF	6/30/2020	3/31/2020 (2)	6/30/2020
Greater Los Angeles
Culver City	19	1.5%	1.1%	151,908	100.0%	100.0%	100.0%
El Segundo	5	4.8%	7.6%	1,093,050	97.6%	97.5%	97.6%
Hollywood	6	3.3%	5.6%	806,557	87.5%	98.7%	88.4%
Long Beach	7	2.9%	6.7%	954,009	93.6%	92.7%	96.0%
West Hollywood	4	1.5%	1.3%	180,244	90.9%	90.5%	94.4%
West Los Angeles	10	5.6%	5.9%	844,151	82.0%	86.1%	83.8%
Total Greater Los Angeles	51	19.6%	28.2%	4,029,919	91.2%	94.0%	92.4%
San Diego County
Del Mar	15	7.7%	10.1%	1,450,059	86.4%	89.6%	94.8%
I-15 Corridor	5	1.4%	3.8%	540,892	87.4%	82.5%	96.4%
Point Loma	1	0.4%	0.7%	107,456	100.0%	100.0%	100.0%
University Towne Center	1	0.2%	0.3%	47,846	91.4%	91.4%	91.4%
Total San Diego County	22	9.7%	14.9%	2,146,253	87.4%	88.3%	95.4%
San Francisco Bay Area
Menlo Park	7	2.7%	2.6%	378,358	74.8%	79.2%	74.8%
Mountain View	4	4.1%	3.8%	542,235	100.0%	100.0%	100.0%
Palo Alto	2	1.5%	1.2%	165,585	100.0%	100.0%	100.0%
Redwood City	2	3.5%	2.4%	347,269	100.0%	100.0%	100.0%
San Francisco	11	41.0%	28.7%	4,107,473	92.6%	93.0%	98.3%
South San Francisco	3	1.3%	1.0%	145,530	100.0%	100.0%	100.0%
Sunnyvale	4	4.9%	4.6%	663,460	100.0%	100.0%	100.0%
Total San Francisco Bay Area	33	59.0%	44.3%	6,349,910	93.7%	94.3%	97.4%
Greater Seattle
Bellevue	2	5.3%	6.4%	917,027	92.0%	91.1%	98.7%
Lake Union	6	6.4%	6.2%	884,763	100.0%	100.0%	100.0%
Total Greater Seattle	8	11.7%	12.6%	1,801,790	95.9%	95.5%	99.3%
TOTAL STABILIZED OFFICE PORTFOLIO	114	100.0%	100.0%	14,327,872	92.3%	93.5%	96.0%

				Total No. of Units	Average Residential Occupancy
STABILIZED RESIDENTIAL PROPERTY		Submarket	Buildings		Q2 2020	Q1-Q2 2020
Greater Los Angeles
1550 N. El Centro Avenue		Hollywood	1	200	85.0%	89.3%

Average Office Occupancy
Q2 2020	Q1-Q2 2020
92.8%	93.2%
________________________

(1)	Includes stabilized retail space.

(2)	Represents occupancy for properties in the stabilized portfolio as of the date presented, including properties sold subsequent to the date presented.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Los Angeles, California
3101-3243 La Cienega Boulevard	Culver City	151,908	100.0%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Pacific Coast Highway	El Segundo	244,136	91.4%
999 N. Pacific Coast Highway	El Segundo	128,588	96.1%
1500 N. El Centro Avenue	Hollywood	104,504	27.9%
1525 N. Gower Street	Hollywood	9,610	100.0%
1575 N. Gower Street	Hollywood	251,245	100.0%
6115 W. Sunset Boulevard	Hollywood	26,105	73.1%
6121 W. Sunset Boulevard	Hollywood	91,173	100.0%
6255 W. Sunset Boulevard	Hollywood	323,920	94.4%
3750 Kilroy Airport Way	Long Beach	10,718	62.9%
3760 Kilroy Airport Way	Long Beach	166,521	94.1%
3780 Kilroy Airport Way	Long Beach	221,452	85.1%
3800 Kilroy Airport Way	Long Beach	192,476	98.4%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	96,923	100.0%
3900 Kilroy Airport Way	Long Beach	129,893	91.4%
8560 W. Sunset Boulevard	West Hollywood	71,875	100.0%
8570 W. Sunset Boulevard	West Hollywood	45,941	97.1%
8580 W. Sunset Boulevard	West Hollywood	7,126	0.0%
8590 W. Sunset Boulevard	West Hollywood	55,302	85.6%
12100 W. Olympic Boulevard	West Los Angeles	152,048	71.6%
12200 W. Olympic Boulevard	West Los Angeles	150,832	90.2%
12233 W. Olympic Boulevard	West Los Angeles	151,029	59.1%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%
1633 26th Street	West Los Angeles	43,857	34.9%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	90,074	97.6%
501 Santa Monica Boulevard	West Los Angeles	76,803	97.8%
Total Greater Los Angeles		4,029,919	91.2%

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego County, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	53,751	88.9%
12340 El Camino Real	Del Mar	89,272	50.1%
12390 El Camino Real	Del Mar	70,140	100.0%
12348 High Bluff Drive	Del Mar	39,193	85.3%
12400 High Bluff Drive	Del Mar	210,732	89.4%
12770 El Camino Real	Del Mar	73,032	66.1%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,836	100.0%
3579 Valley Centre Drive	Del Mar	54,960	31.1%
3611 Valley Centre Drive	Del Mar	129,656	63.8%
3661 Valley Centre Drive	Del Mar	128,364	100.0%
3721 Valley Centre Drive	Del Mar	115,193	100.0%
3811 Valley Centre Drive	Del Mar	112,067	100.0%
3745 Paseo Place	Del Mar	95,871	90.0%
13280 Evening Creek Drive South	I-15 Corridor	41,196	100.0%
13290 Evening Creek Drive South	I-15 Corridor	61,180	100.0%
13480 Evening Creek Drive North	I-15 Corridor	154,157	100.0%
13500 Evening Creek Drive North	I-15 Corridor	137,658	62.0%
13520 Evening Creek Drive North	I-15 Corridor	146,701	89.0%
2305 Historic Decatur Road	Point Loma	107,456	100.0%
4690 Executive Drive	University Towne Center	47,846	91.4%
Total San Diego County		2,146,253	87.4%

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%
4200 Bohannon Drive	Menlo Park	45,451	70.8%
4300 Bohannon Drive	Menlo Park	63,079	38.8%
4400 Bohannon Drive	Menlo Park	48,146	39.4%
4500 Bohannon Drive	Menlo Park	63,078	100.0%
4600 Bohannon Drive	Menlo Park	48,147	70.7%
4700 Bohannon Drive	Menlo Park	63,078	100.0%
1290-1300 Terra Bella Avenue	Mountain View	114,175	100.0%
331 Fairchild Drive	Mountain View	87,147	100.0%
680 E. Middlefield Road	Mountain View	170,090	100.0%
690 E. Middlefield Road	Mountain View	170,823	100.0%
1701 Page Mill Road	Palo Alto	128,688	100.0%
3150 Porter Drive	Palo Alto	36,897	100.0%
900 Jefferson Avenue	Redwood City	228,505	100.0%
900 Middlefield Road	Redwood City	118,764	100.0%
100 Hooper Street	San Francisco	394,340	87.6%
100 First Street	San Francisco	467,095	89.6%
1800 Owens Street	San Francisco	750,370	99.6%
303 Second Street	San Francisco	784,658	78.4%
201 Third Street	San Francisco	346,538	90.3%
360 Third Street	San Francisco	429,796	100.0%
250 Brannan Street	San Francisco	100,850	100.0%
301 Brannan Street	San Francisco	82,834	100.0%
333 Brannan Street	San Francisco	185,602	100.0%
345 Brannan Street	San Francisco	110,050	99.7%
350 Mission Street	San Francisco	455,340	99.7%
345 Oyster Point Boulevard	South San Francisco	40,410	100.0%
347 Oyster Point Boulevard	South San Francisco	39,780	100.0%
349 Oyster Point Boulevard	South San Francisco	65,340	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%
599 Mathilda Avenue	Sunnyvale	76,031	100.0%
Total San Francisco Bay Area		6,349,910	93.7%

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	98.3%
10900 NE 4th Street	Bellevue	428,557	84.7%
837 N. 34th Street	Lake Union	112,487	100.0%
701 N. 34th Street	Lake Union	141,860	100.0%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Avenue North	Lake Union	184,644	100.0%
321 Terry Avenue North	Lake Union	135,755	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%
Total Greater Seattle		1,801,790	95.9%

TOTAL		14,327,872	92.3%

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Information on Leases Commenced (1)

	1st & 2nd Generation					2nd Generation
	# of Leases (2)		Square Feet (2)		Retention Rates	TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	13	9	111,968	233,263	50.1%	$61.16	$10.05	37.2%	15.4%	73
Year to Date	23	18	159,894	323,330	40.4%	54.49	8.38	36.4%	16.6%	78

Information on Leases Executed (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (4)		Square Feet (4)		TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (5)	5	9	53,214	233,263	$54.10	$9.02	30.0%	10.7%	72
Year to Date (6)	12	18	184,875	323,330	56.72	8.62	36.9%	18.6%	79

________________________

(1)	Includes 100% of consolidated property partnerships.

(2)
Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three and six months ended June 30, 2020, including first and second generation space, net of month-to-month leases.

(3)	Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements and indirect leasing costs.

(4)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the three and six months ended June 30, 2020, including first and second generation space, net of month-to-month leases. Excludes leasing on new construction.

(5)	During the three months ended June 30, 2020, 4 new leases totaling 51,726 square feet were signed but not commenced as of June 30, 2020.

(6)	During the six months ended June 30, 2020, 11 new leases totaling 178,626 square feet were signed but not commenced as of June 30, 2020.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Total 2020	Q2 2020	Q1 2020
1st Generation (Nonrecurring) Capital Expenditures: (1)
Capital Improvements	$1,212	$591	$621

Tenant Improvements & Leasing Commissions (2)	5,305	998	4,307

Total	$6,517	$1,589	$4,928

	Total 2020	Q2 2020	Q1 2020
2nd Generation (Recurring) Capital Expenditures: (1)
Capital Improvements	$10,662	$7,686	$2,976

Tenant Improvements & Leasing Commissions (2)	28,767	14,680	14,087

Total	$39,429	$22,366	$17,063

________________________

(1)	Includes 100% of capital expenditures of consolidated property partnerships.

(2)	Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
Remaining 2020 (2)	35	395,942	3.1%	$17,080	2.5%	$43.14
2021 (2)	78	764,334	5.8%	32,319	4.6%	42.28
2022 (2)	65	749,808	5.8%	32,351	4.7%	43.15
2023	81	1,299,381	10.0%	68,853	9.9%	52.99
2024	58	945,844	7.3%	46,338	6.6%	48.99
2025	53	663,871	5.1%	32,304	4.6%	48.66
2026	34	1,597,161	12.3%	72,710	10.5%	45.52
2027	35	1,273,218	9.8%	53,159	7.6%	41.75
2028	21	878,790	6.8%	54,616	7.9%	62.15
2029	21	763,347	5.9%	43,381	6.2%	56.83
2030 and beyond	52	3,678,861	28.1%	242,121	34.9%	65.81
Total (3)	533	13,010,557	100.0%	$695,232	100.0%	$53.44

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

(2)	Adjusting for leasing transactions executed as of June 30, 2020 but not yet commenced, the 2020, 2021 and 2022 expirations would be reduced by 105,716, 177,052 and 29,498 square feet, respectively.

(3)
For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Excludes leases not commenced as of June 30, 2020, space leased under month-to-month leases, storage leases, vacant space and future lease renewal options not executed as of June 30, 2020.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2020	Greater Los Angeles	22	243,813	1.9%	$9,465	1.4%	$38.82
	San Diego	7	61,044	0.5%	2,340	0.3%	38.33
	San Francisco Bay Area	5	68,651	0.5%	4,545	0.7%	66.20
	Greater Seattle	1	22,434	0.2%	730	0.1%	32.54
	Total	35	395,942	3.1%	$17,080	2.5%	$43.14

2021	Greater Los Angeles	49	330,964	2.5%	$13,084	1.8%	$39.53
	San Diego	15	187,468	1.4%	6,795	1.0%	36.25
	San Francisco Bay Area	10	234,125	1.8%	11,947	1.7%	51.03
	Greater Seattle	4	11,777	0.1%	493	0.1%	41.86
	Total	78	764,334	5.8%	$32,319	4.6%	$42.28

2022	Greater Los Angeles	42	362,860	2.8%	$16,382	2.5%	$45.15
	San Diego	8	204,237	1.6%	6,991	1.0%	34.23
	San Francisco Bay Area	6	115,111	0.9%	6,558	0.9%	56.97
	Greater Seattle	9	67,600	0.5%	2,420	0.3%	35.80
	Total	65	749,808	5.8%	$32,351	4.7%	$43.15

2023	Greater Los Angeles	39	396,914	3.1%	$21,261	3.1%	$53.57
	San Diego	13	195,866	1.5%	8,138	1.2%	41.55
	San Francisco Bay Area	22	597,245	4.6%	35,784	5.1%	59.92
	Greater Seattle	7	109,356	0.8%	3,670	0.5%	33.56
	Total	81	1,299,381	10.0%	$68,853	9.9%	$52.99

2024	Greater Los Angeles	31	439,031	3.4%	$19,745	2.8%	$44.97
	San Diego	9	64,792	0.5%	3,243	0.5%	50.05
	San Francisco Bay Area	10	236,359	1.8%	15,605	2.2%	66.02
	Greater Seattle	8	205,662	1.6%	7,745	1.1%	37.66
	Total	58	945,844	7.3%	$46,338	6.6%	$48.99

2025 and Beyond	Greater Los Angeles	57	1,784,117	13.7%	$76,741	11.0%	$43.01
	San Diego	68	1,119,961	8.6%	55,859	8.0%	49.88
	San Francisco Bay Area	54	4,650,603	35.7%	312,831	45.1%	67.27
	Greater Seattle	37	1,300,567	10.0%	52,860	7.6%	40.64
	Total	216	8,855,248	68.0%	$498,291	71.7%	$56.27

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2020 and 2021
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2020:
Q3 2020	15	125,357	1.0%	$5,015	0.8%	$40.01
Q4 2020	20	270,585	2.1%	12,065	1.7%	44.59
Total 2020 (2)	35	395,942	3.1%	$17,080	2.5%	$43.14

2021:
Q1 2021	18	172,392	1.2%	$6,753	1.0%	$39.17
Q2 2021	19	100,996	0.8%	3,728	0.5%	36.91
Q3 2021	24	336,305	2.6%	15,814	2.3%	47.02
Q4 2021	17	154,641	1.2%	6,024	0.9%	38.95
Total 2021 (2)	78	764,334	5.8%	$32,319	4.7%	$42.28

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

(2)	Adjusting for leasing transactions executed as of June 30, 2020 but not yet commenced, the 2020 and 2021 expirations would be reduced by 105,716 and 177,052 square feet, respectively.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Region	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet	Year(s) of Lease Expiration
Dropbox, Inc.	San Francisco Bay Area	$55,998	738,081	7.9%	5.0%	2033
GM Cruise, LLC	San Francisco Bay Area	36,337	374,618	5.1%	2.6%	2031
LinkedIn Corporation / Microsoft Corporation	San Francisco Bay Area	29,752	663,460	4.2%	4.5%	2024 / 2026
Adobe Systems, Inc.	San Francisco Bay Area / Greater Seattle	27,897	513,111	3.9%	3.5%	2027 / 2031
salesforce.com, inc.	San Francisco Bay Area	24,076	451,763	3.4%	3.1%	2031 / 2032
DIRECTV, LLC	Greater Los Angeles	23,152	684,411	3.3%	4.7%	2027
Box, Inc.	San Francisco Bay Area	22,441	371,792	3.2%	2.5%	2021 / 2028
Okta, Inc.	San Francisco Bay Area	18,263	218,100	2.6%	1.5%	2028
Riot Games, Inc.	Greater Los Angeles	15,554	251,509	2.2%	1.7%	2020 / 2023 / 2024
Synopsys, Inc.	San Francisco Bay Area	15,492	340,913	2.2%	2.3%	2030
Fortune 50 Publicly-Traded Company (3)	Greater Seattle	15,355	311,983	2.2%	2.1%	2033
Viacom International, Inc.	Greater Los Angeles	13,718	211,343	1.9%	1.4%	2028
DoorDash, Inc.	San Francisco Bay Area	13,531	135,137	1.9%	0.9%	2032
Amazon.com	Greater Seattle	12,397	277,399	1.7%	1.9%	2030
Nektar Therapeutics, Inc.	San Francisco Bay Area	12,297	135,350	1.7%	0.9%	2030

Total Top Fifteen Tenants		$336,260	5,678,970	47.4%	38.6%

________________________

(1)	The information presented is as of June 30, 2020.

(2)	Includes 100% of annualized base rental revenues of consolidated property partnerships.

(3)
In June, the Company commenced GAAP revenue recognition on Phase I of this tenant's lease at 333 Dexter, which represents approximately 49% of the 635,000 square foot project located in the South Lake Union submarket of Seattle.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Consolidated Ventures (Noncontrolling Property Partnerships)

Property (1)	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership %
100 First Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	467,095	56%
303 Second Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	784,658	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (2)	Local developer	Redwood City	347,269	93%

____________________

(1)	For breakout of Net Operating Income by partnership, refer to page 34, Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income.

(2)	Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Stabilized Office Development Projects and Completed Residential Development Projects
($ in millions)

STABILIZED OFFICE AND RETAIL DEVELOPMENT PROJECTS (1)	Location	Start Date	Stabilization Date (2)	Total Estimated Investment	Rentable Square Feet	Total Project % Occupied

1st Quarter
The Exchange on 16th	San Francisco	2Q 2015	1Q 2020	$585.0	750,370	100%
One Paseo - Retail	Del Mar	4Q 2016	1Q 2020	100.0	95,871	90%

TOTAL:				$685.0	846,241	98%

COMPLETED RESIDENTIAL DEVELOPMENT PROJECTS NOT YET STABILIZED	Location	Start Date	Completion Date	Total Estimated Investment	Number of Units	% Leased

One Paseo - Residential Phase I	Del Mar	4Q 2016	3Q 2019	$145.0	237	68%
One Paseo - Residential Phase II	Del Mar	4Q 2016	1Q 2020	145.0	225	21%

TOTAL:				$290.0	462	45%

____________________

(1)	Our stabilized office portfolio includes stabilized retail space.

(2)	For office and retail, represents the earlier of anticipated 95% occupancy date or one year from substantial completion of base building components.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

In-Process Development
($ in millions)

	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 6/30/2020 (3)	% Leased	Total Project % Occupied
TENANT IMPROVEMENT (1)

Office
San Diego County
One Paseo - Office	Del Mar	4Q 2018	2Q 2021	285,000	$205.0	$175.1	91%	20%
Greater Seattle
333 Dexter (4)	South Lake Union	2Q 2017	3Q 2022	635,000	410.0	291.2	100%	49%
Greater Los Angeles
Netflix // On Vine - Office	Hollywood	1Q 2018	1Q 2021	355,000	300.0	221.7	100%	—%

TOTAL:				1,275,000	$915.0	$688.0	98%	29%

UNDER CONSTRUCTION	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 6/30/2020 (3)	Office % Leased

Office / Life Science
San Francisco Bay Area
Kilroy Oyster Point - Phase I	South San Francisco	1Q 2019	4Q 2021	656,000	$570.0	$214.3	100%
San Diego County
2100 Kettner	Little Italy	3Q 2019	1Q 2022	200,000	140.0	66.5	—%
9455 Towne Centre Drive	University Towne Center	1Q 2019	1Q 2021	160,000	110.0	67.2	100%
Residential
Greater Los Angeles
Living // On Vine - Residential	Hollywood	4Q 2018	1Q 2021	193 Resi Units	195.0	157.1	N/A
San Diego County
One Paseo - Residential Phase III	Del Mar	4Q 2016	3Q 2020	146 Resi Units	100.0	95.5	N/A

TOTAL:					$1,115.0	$600.6	80%

________________________

(1)	Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.

(2)
For office and retail, represents the earlier of anticipated 95% occupancy date or one year from substantial completion of base building components. For multi-phase projects, interest and carry cost capitalization may cease and recommence driven by various factors, including tenant improvement construction and other tenant related timing or project scope. The timing of completion of our projects may be impacted by factors outside of our control, including government restrictions and/or social distancing requirements on construction projects due to the COVID-19 pandemic. As of the date of this report, all of our in-process development projects were under active construction.

(3)
Represents costs incurred as of June 30, 2020, excluding accrued liabilities recorded in accordance with GAAP. Upon adoption of ASC 842 “Leases” effective January 1, 2019, also excludes leasing overhead.

(4)
In June, the Company delivered and commenced revenue recognition on Phase I of 333 Dexter, representing approximately 49% of the 635,000 square foot development project located in Seattle's South Lake Union submarket. The project is 100% leased to a Fortune 50 publicly-traded company.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Future Development Pipeline
($ in millions)

FUTURE DEVELOPMENT PIPELINE	Location	Approx. Developable Square Feet (1)	Total Cash Costs Incurred as of 6/30/2020 (2)

San Diego County
Santa Fe Summit – Phases II and III	56 Corridor	600,000 - 650,000	$79.7
1335 Broadway & 901 Park Boulevard	East Village	TBD	46.5
San Francisco Bay Area
Kilroy Oyster Point - Phases II - IV	South San Francisco	1,750,000 - 1,900,000	312.2
Flower Mart	SOMA	2,300,000	383.9
Greater Seattle
SIX0 - Office & Residential	Seattle CBD	TBD	134.2
TOTAL:			$956.5

________________________

(1)
The developable square feet and scope of projects could change materially from estimated data provided due to one or more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes or project design.

(2)	Represents costs incurred as of June 30, 2020, excluding accrued liabilities recorded in accordance with GAAP.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Capital Structure
As of June 30, 2020
($ in thousands)

	Shares/Units June 30, 2020	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT: (1)(2)
Unsecured Term Loan Facility		$150,000	1.4%
Unsecured Senior Notes due 2023		300,000	2.8%
Unsecured Senior Notes due 2024		425,000	4.0%
Unsecured Senior Notes due 2025		400,000	3.8%
Unsecured Senior Notes Series A & B due 2026		250,000	2.4%
Unsecured Senior Notes due 2028		400,000	3.8%
Unsecured Senior Notes due 2029		400,000	3.8%
Unsecured Senior Notes Series A & B due 2027 & 2029		250,000	2.4%
Unsecured Senior Notes due 2030		500,000	4.8%
Unsecured Senior Notes due 2031		350,000	3.3%
Secured Debt		256,958	2.4%
Total Debt		$3,681,958	34.9%
EQUITY AND NONCONTROLLING INTEREST IN THE OPERATING PARTNERSHIP: (3)
Common limited partnership units outstanding (4)	1,934,586	$113,560	1.1%
Shares of common stock outstanding	115,176,538	6,760,863	64.0%
Total Equity and Noncontrolling Interests in the Operating Partnership		$6,874,423	65.1%
TOTAL MARKET CAPITALIZATION		$10,556,381	100.0%

________________________

(1)	Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.

(2)	As of June 30, 2020, there was no outstanding balance on the unsecured revolving credit facility.

(3)	Value based on closing share price of $58.70 as of June 30, 2020.

(4)	Includes common units of the Operating Partnership not owned by the Company; does not include noncontrolling interests in consolidated property partnerships.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Debt Analysis
As of June 30, 2020

TOTAL DEBT COMPOSITION (1)
	Percent of Total Debt	Weighted Average
		Interest Rate	Years to Maturity
Secured vs. Unsecured Debt
Unsecured Debt	93.0%	3.8%	7.0
Secured Debt	7.0%	3.9%	6.6
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	4.1%	1.3%	2.1
Fixed-Rate Debt	95.9%	3.9%	7.2

Stated Interest Rate		3.8%	7.0

GAAP Effective Rate		3.9%

GAAP Effective Rate Including Debt Issuance Costs		4.0%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of June 30, 2020
Unsecured Credit and Term Loan Facility and Private Placement Notes (as defined in the Credit Agreements):
Total debt to total asset value	less than 60%	28%
Fixed charge coverage ratio	greater than 1.5x	3.4x
Unsecured debt ratio	greater than 1.67x	3.32x
Unencumbered asset pool debt service coverage	greater than 1.75x	4.14x

Unsecured Senior Notes due 2023, 2024, 2025, 2028, 2029 and 2030 (as defined in the Indentures):
Total debt to total asset value	less than 60%	34%
Interest coverage	greater than 1.5x	9.8x
Secured debt to total asset value	less than 40%	2%
Unencumbered asset pool value to unsecured debt	greater than 150%	307%

________________________

(1)	As of June 30, 2020, there was no outstanding balance on the unsecured revolving credit facility.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	Maturity Date	2020	2021	2022	2023	2024	After 2024	Total (1)

Unsecured Debt(2):
Floating	1.28%	7/31/2022			$150,000				$150,000
Fixed	3.80%	1/15/2023				300,000			300,000
Fixed	3.45%	12/15/2024					425,000		425,000
Fixed	4.38%	10/1/2025						400,000	400,000
Fixed	4.30%	7/18/2026						50,000	50,000
Fixed	4.35%	10/18/2026						200,000	200,000
Fixed	3.35%	2/17/2027						175,000	175,000
Fixed	4.75%	12/15/2028						400,000	400,000
Fixed	3.45%	2/17/2029						75,000	75,000
Fixed	4.25%	8/15/2029						400,000	400,000
Fixed	3.05%	2/15/2030						500,000	500,000
Fixed	4.27%	1/31/2031						350,000	350,000

Total unsecured debt	3.82%		—	—	150,000	300,000	425,000	2,550,000	3,425,000

Secured Debt:
Fixed	3.57%	12/1/2026	1,626	3,341	3,462	3,587	3,718	152,668	168,402
Fixed	4.48%	7/1/2027	968	2,001	2,092	2,188	2,288	79,019	88,556

Total secured debt	3.83%		2,594	5,342	5,554	5,775	6,006	231,687	256,958

Total	3.83%		$2,594	$5,342	$155,554	$305,775	$431,006	$2,781,687	$3,681,958

________________________

(1)	Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.

(2)	As of June 30, 2020, there was no outstanding balance on the unsecured revolving credit facility.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on July 29, 2020 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as follows: consolidated operating revenues (rental income and other property income) less consolidated property and related expenses (property expenses, real estate taxes and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes leasing costs, general and administrative expenses, interest expense, depreciation and amortization, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and the provision for bad debts. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA, as adjusted:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA, as adjusted, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA, as adjusted, as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, the Company’s EBITDA, as adjusted, may not be comparable to other REITs. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards, amortization of above (below) market rents for acquisition properties and non-cash executive compensation expense then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and amounts of gain or loss on marketable securities related to the Company’s executive deferred compensation plan that are capitalized as development costs, and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of the cessation of major base building construction activities for office and retail properties and upon substantial completion for residential properties.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed, redeveloped, or repositioned space. These costs are not subtracted in our calculation of FAD.

Fixed Charge Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Net Operating Income Margins:

Calculated as Net Operating Income divided by total revenues.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2019 and still owned and included in the stabilized portfolio as of June 30, 2020. It does not include undeveloped land, development and redevelopment properties currently committed for construction, under construction, or in the tenant improvement phase, completed residential developments not yet stabilized and properties held-for-sale. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Tenant Improvement Phase:

Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net Income Available to Common Stockholders	$19,618	$42,194	$59,435	$79,097
Net income attributable to noncontrolling common units of the Operating Partnership	367	871	1,072	1,571
Net income attributable to noncontrolling interests in consolidated property partnerships	4,367	4,150	9,263	8,341
Net Income	24,352	47,215	69,770	89,009
Adjustments:
General and administrative expenses	38,597	19,857	57,607	43,198
Leasing costs	1,330	2,650	2,786	4,407
Depreciation and amortization	80,085	68,252	154,455	134,387
Interest income and other net investment (gain) loss	(2,838)	(616)	290	(2,444)
Interest expense	15,884	11,727	30,328	22,970
Gains on sales of depreciable operating properties	—	(7,169)	—	(7,169)
Net Operating Income, as defined (1)	157,410	141,916	315,236	284,358
Wholly-Owned Properties	137,168	122,010	273,483	251,249
Consolidated property partnerships: (2)
100 First Street (3)	4,928	6,027	10,388	5,638
303 Second Street (3)	9,621	8,072	19,883	15,870
Crossing/900 (4)	5,693	5,807	11,482	11,601
Net Operating Income, as defined (1)	157,410	141,916	315,236	284,358
Non-Same Store GAAP Net Operating Income (5)	(26,436)	(9,249)	(49,780)	(16,915)
Same Store GAAP Net Operating Income	130,974	132,667	265,456	267,443
GAAP to Cash Adjustments:
GAAP Operating Revenues Adjustments, net (6)	(7,453)	(21,299)	(12,822)	(43,730)
GAAP Operating Expenses Adjustments, net (7)	(17)	(29)	(34)	(33)
Same Store Cash Net Operating Income	$123,504	$111,339	$252,600	$223,680

________________________

(1)	Please refer to pages 29-30 for Management Statements on Net Operating Income, Same Store Net Operating Income and Same Store Cash Net Operating Income.

(2)	Reflects GAAP Net Operating Income for all periods presented.

(3)	For all periods presented, an unrelated third party entity owned approximately 44% common equity interests in two properties located at 100 First Street and 303 Second Street in San Francisco, CA.

(4)
For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City, CA.

(5)
Includes the results of one office property disposed of during the second quarter of 2019, one property disposed of during the fourth quarter of 2019, one office property we acquired in the third quarter of 2019, our completed residential development that is not yet stabilized and our in-process and future development projects.

(6)	Includes the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements and amortization of above and below market lease intangibles.

(7)	Includes the amortization of above and below market lease intangibles for ground leases and the provision for bad debts.

Kilroy Realty Corporation
Second Quarter 2020 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA, as Adjusted
(unaudited, $ in thousands)

	Three Months Ended June 30,
	2020	2019
Net Income Available to Common Stockholders	$19,618	$42,194
Interest expense	15,884	11,727
Depreciation and amortization	80,085	68,252
Net income attributable to noncontrolling common units of the Operating Partnership	367	871
Net income attributable to noncontrolling interests in consolidated property partnerships	4,367	4,150
Gains on sales of depreciable operating properties	—	(7,169)
EBITDA, as adjusted (1)	$120,321	$120,025

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(1)
Please refer to page 30 for a Management Statement on EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.